Exhibit 99.1
FOR IMMEDIATE RELEASE

For TIB information, contact:	Edward V. Lett 239.263.3344 or Stephen J. Gilhooly 239.659.5876

For Barron Collier or Lutgert information, contact:	Dolly Roberts 239.261.6800

TIB Financial Corp. Announces Closing of $10.1 Million
Strategic Investment by Leading Southwest Floridians

Naples, FL., March 11, 2008 -- TIB Financial Corp (NASDAQ: TIBB) has completed a major strategic initiative under which two of Southwest Florida’s prominent families and their related business enterprises will become shareholders and two representatives will join the Board of Directors of TIB.  The investors, who are members and representatives of the Barron Gift Collier  family, the Lutgert family, and their related business interests have purchased 1.2 million shares of common stock and warrants to purchase an additional 1.2 million shares of common stock. Gross proceeds from the investment are $10.1 million. Aggregate ownership of TIB by each family group is limited to 9.9% of outstanding shares.

“We are pleased the Collier and Lutgert families and their associates have invested in TIB Financial Corp.  This strategic alliance reflects their confidence in not only the growth opportunities of Southwest Florida, but more importantly in the continuance of the growth strategy being executed by TIB,” stated Edward V. Lett, CEO and President of TIB Financial Corp.

TIB’s growth strategy has involved several bold moves into new markets and into the offering of new services.  TIB acquired The Bank of Venice in early 2007 and just recently completed the acquisition of local investment management firm, Naples Capital Advisors.  To complement the Naples Capital Advisors acquisition, TIB Trust Company has been formed, an application for trust powers has been filed with the State regulators, and a private banking initiative has been developed and implemented in the past 90 days.

To support the bank’s growing lending efforts, several local and experienced commercial and residential lenders have been added to the Southwest Florida market.  Additionally, a new branch office located near Southwest Florida International Airport and Florida Gulf Coast University in Fort Myers is slated to open later in 2008.  “We are excited about how TIB is positioned to take full advantage of the opportunities that will develop in each of our markets going forward,” said Lett.

Paul J. Marinelli, president and chief executive officer of the Barron Collier Companies, noted they have been seeking the right opportunity to invest in a local bank for some time.  “Like the Lutgerts, we strongly believe in the growth potential of Southwest Florida,” he comments, “and we strongly believe in the growth potential of TIB.”

Howard B. Gutman, president of The Lutgert Companies, concurs.  “We see our interests aligned both with the Colliers and with TIB,” he says.  “This is a strategic partnership that will work well for all of us, and we look forward to helping to take TIB to the next level.”

Barron Gift Collier purchased 1.3 million acres of land in Florida in the early 1900’s, including what would become Collier and Hendry counties, and vowed to make it a place where people come to enjoy life. To that end, he created the area’s business, governmental and physical infrastructure, including connecting the Tamiami Trail (U.S. 41) from Fort Myers to Dade County.

Third and fourth generation descendants of Barron Gift Collier – children and grandchildren of his son Barron -- today are the owners of the Barron Collier Companies, a diversified Naples-based enterprise dedicated to the responsible development, management and stewardship of numerous land holdings nationwide, as well as agricultural operations, primarily citrus groves and vegetable farming; commercial, retail and residential real estate development; and oil exploration and mineral management. Included in its achievements are the Town of Ave Maria, Grey Oaks, and the Granada Shoppes among many others.  In addition to individual family members, Paul Marinelli and other members of the company’s senior management are among the TIB investors.  Mr. Marinelli also will join the Board of Directors of TIB Financial Corp.

Members and representatives of the Lutgert family are equal participants in this investment. Scott F. Lutgert is Chairman and CEO of the Lutgert Companies, a group of affiliated private companies founded by Raymond L. Lutgert in 1964 that is involved in residential and commercial real estate development, residential and commercial real estate brokerage services, developer consultation services, personal and commercial insurance services and title services.   Its significant projects include 17 beachfront condominium towers in Park Shore, and the Village on Venetian Bay in Naples and Linville Ridge in North Carolina.  Jointly, the Barron Collier and Lutgert companies have created Estuary at Grey Oaks and Mercato in north Naples.  Both family members and members of the company’s senior management are investors; Mr. Gutman also will join the Board of Directors of TIB Financial Corp.

According to Michael Carrigan, president and chief executive officer of TIB Bank, “The added capital and business expertise joining our TIB Financial Board will strengthen our company and further support our growth and expansion. We are pleased to have the commitment of Paul Marinelli and Howard Gutman as new members of the board to contribute to our direction during the current challenging economic conditions and to help position the company for future success.”

Paul J. Marinelli joined Barron Collier in 1986 and served as Treasurer, Chief Financial Officer and Chief Operating Officer before assuming his current role as president and chief executive officer in 1997.  He serves on the company’s Board of Directors, as well as those of numerous business entities including Ave Maria Development, LLLP, Nobles Collier, Inc., Pacific Collier Fresh Co.,   Opus Collier, LLC, La Playa, LLC, and Panther Island Mitigation Bank.

In addition, Mr. Marinelli is active in his community. He is a graduate of Leadership Collier and is co-chairman of the Regional Business Alliance of Southwest Florida, Inc.  Among other leadership roles, he serves or has served as member and chairman of the Florida Land Council, trustee of NCH Healthcare System, and trustee of Florida TaxWatch. He is also a member of the Florida Chamber of Commerce Statewide Board of Directors, the College of Business Advisory Council of Florida Gulf Coast University, and the Board of Directors of Audubon of Florida, as well as several other not-for-profit and civic organizations.

Howard B. Gutman is President of The Lutgert Companies, where he has served in various roles for 32 years. The Lutgert Companies include Premier Properties, Lutgert Insurance, Lutgert Title, and development of both residential and commercial real estate projects.

A founding member of The Education Foundation of Collier County, Mr. Gutman serves on the local advisory board of the University of Florida Foundation as well as the advisory board for the Bergstrom Center for Real Estate Studies at the University of Florida. He is a member of the International Council of Shopping Centers, a former Collier County advisory board member of Northern Trust Bank and a current board member of the Collier County Winged Foot Athletic Scholarship Foundation. He is co-founder of the Gulfshore Shootout Basketball Tournament and Scholarship Fund and has been involved with many youth-related programs associated with the YMCA, Optimist Club and Greater Naples Little League.

Under the terms of the Stock Purchase Agreement, Registration Rights Agreement, Relationship Agreement and Common Stock Warrant dated March 7, 2008, each of the two family groups purchased 600,000 shares of common stock of TIB Financial Corp. and has rights to the registration of these shares under certain conditions as set out in the Registration Rights Agreement. Each investor received a warrant to purchase a like number of shares of common stock. In the aggregate, the investors received warrants to purchase 1.2 million shares of common stock. These warrants are exercisable in whole or in part at any time on or before March 7, 2011. The warrants are transferable under limited circumstances as provided in the Common Stock Warrant.

About TIB Financial Corp.
Headquartered in Naples, Florida, TIB Financial Corp. is a growth-oriented financial services company with approximately $1.4 billion in total assets and 20 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs, Fort Myers, Venice and Sebring. On January 2, 2008, the company completed the acquisition of Naples Capital Advisors, Inc., a registered investment advisor with approximately $80 million of assets under advisement.

TIB Financial Corp., through its wholly owned subsidiaries, TIB Bank, The Bank of Venice and Naples Capital Advisors, Inc., serves the personal and commercial banking and investment management needs of local residents and businesses in its market areas. The Company’s experienced professionals are local community leaders, who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank, The Bank of Venice and Naples Capital Advisors, Inc., visit www.tibbank.com, www.bankofvenice.com and www.naplescapitaladvisors.com, respectively.

Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB’s investor relations site at www.tibfinancialcorp.com.  For more information, contact Edward V. Lett, Chief Executive Officer and President at (239) 263-3344, or Stephen J. Gilhooly, Executive Vice President and Chief Financial Officer, at (239) 659-5876.

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Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which invoke significant risks and uncertainties. Certain factors, including those outside the company's control, may cause actual results to differ materially from those discussed in the forward-looking statements.